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                                                                     EXHIBIT 3.2

                             RESTATED AND AMENDED

                                    BYLAWS

                                      OF

                           KOPPERS INDUSTRIES, INC.
                   (a Pennsylvania Registered Corporation)


                                  ARTICLE I

                           Offices and Fiscal Year

     Section 1.01. Registered Office.--The registered office of the corporation in the Commonwealth of Pennsylvania shall be at 436 Seventh Avenue, Pittsburgh, PA 15219 until otherwise established by an amendment of the articles of incorporation (the "articles") or by the Board of Directors and a record of such change is filed with the Pennsylvania Department of State in the manner provided by law.

     Section 1.02. Other Offices.--The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or the business of the corporation may require.

     Section 1.03. Fiscal Year.--The fiscal year of the corporation shall begin on the 1st day of January in each year.

                                  ARTICLE II

                      Notice--Waivers--Meetings Generally

     Section 2.01.  Manner of Giving Notice.

     (a) General Rule.--Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988 (the "Business Corporation Law") or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by courier service, charges prepaid, or by facsimile transmission, to the address (or to the facsimile number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person or, in the case of facsimile transmission, when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

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     (b)  Bulk Mail.--Notice of any regular or special meeting of the shareholders, or any other notice required by the Business Corporation Law or by the articles or these bylaws to be given to all shareholders or to all holders of a class or series of shares, may be given by any class of postpaid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

     (c) Adjourned Shareholder Meetings.--When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.03.

     Section 2.02 Notice of Meetings of Board of Directors.--Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each director by telephone or in writing at least five days before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

     Section 2.03.  Notice of Meetings of Shareholders.

     (a) General Rule.--Except as otherwise provided in Section 2.01(b), written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) ten days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) called to consider a fundamental change under 15 Pa. C.S.A. Chapter 19 or (2) five days prior to the day named for the meeting in any other case. If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

     (b) Notice of Action by Shareholders on Bylaws.--In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be affected thereby.

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     Section 2.04.  Waiver of Notice.

     (a) Written Waiver.--Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

     (b) Waiver by Attendance.--Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

     Section 2.05. Modification of Proposal Contained in Notice.--Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

     Section 2.06. Exception to Requirement of Notice. - Shareholders Without Forwarding Addresses.--Notice or other communications need not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

     Section 2.07. Use of Conference Telephone and Similar Equipment.--Any director may participate in any meeting of the Board of Directors, and the Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

                                 ARTICLE III

                                 Shareholders

     Section 3.01. Place of Meeting.--All meetings of the shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the Board of Directors in the notice of a meeting.

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     Section 3.02.  Annual Meeting.--The Board of Directors may fix and
designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the board, the meeting for any calendar year shall be held on the third Wednesday of April in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10:00 a.m. At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting properly. To be brought properly before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a shareholder in accordance with the procedure set forth below. For business properly to be brought before an annual meeting by a shareholder, the shareholder must be entitled by Pennsylvania law to present such business and must have given written notice of such business, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation, not later than 60 days in advance of such meeting; provided, however, that if such annual meeting of shareholders is held on a date other than the third Wednesday of April, such written notice must be given within ten days after the first public disclosure, which may include any public filing by the corporation with the Securities and Exchange Commission, of the date of the annual meeting. Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment,
(b) the name and address of the shareholder proposing such business, (c) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (d) any material interest of any shareholder in such business. No business shall be conducted at an annual meeting except in accordance with this paragraph, and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before such annual meeting without compliance with the foregoing procedures.

     Subject to the rights of the holders of any class or series of stock having a preference over the common stock of the corporation as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors may nominate at a meeting persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days in advance of such meeting (provided that if such annual meeting of shareholders is held on a date other than the third Wednesday of April, such written notice must be given within ten days after the first public disclosure, which may include any public filing by the corporation with the Securities and Exchange Commission, of the date of the annual meeting), and (ii) with respect to an election to


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be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth:
(a) the name and address of the shareholder who intends to make the nomination and of each person to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice as directors: (c) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission were such nominee to be nominated by the Board of Directors; and (e) the consent of each proposed nominee to serve as a director of the corporation if so elected. The chairman of any meeting of shareholders to elect directors may refuse to permit the nomination of any person to be made without compliance with the foregoing procedure.

     Section 3.03. Special Meetings.--Special meetings of the shareholders may be called at any time by resolution of the Board of Directors, which may fix the date, time and place of the meeting. If the board does not fix the date, time or place of the meeting, it shall be the duty of the secretary to do so. A date fixed by the secretary shall not be more than 60 days after the date of the adoption of the resolution of the board calling the special meeting.

     Section 3.04.  Quorum and Adjournment.

     (a) General Rule.--A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

     (b) Withdrawal of a Quorum.--The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     (c) Adjournments Generally.--Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.


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     (d)  Electing Directors at Adjourned Meeting.--Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

     (e) Other Action in Absence of Quorum.--Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

     Section 3.05. Action by Shareholders.--Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

     Section 3.06. Organization.--At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, one of the following persons present in the order stated: a person appointed by the chairman of the board to act as chairman of the meeting, the president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     Section 3.07. Voting Rights of Shareholders.--Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

     Section 3.08.  Voting and Other Action by Proxy.

     (a)  General Rule.--

          (1) Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.

          (2) The presence of, or vote or other action at a meeting of shareholders by a proxy of a shareholder shall constitute the presence of, or vote or action by the shareholder.


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          (3)  Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

     (b) Execution and Filing.--Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein.

A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation.

     (c) Expenses.--The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the Board of Directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

     Section 3.09. Voting by Fiduciaries and Pledgees.--Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

     Section 3.10.  Voting by Joint Holders of Shares.

     (a) General Rule.--Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

          (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote case by a joint owner or a majority of them; and

          (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the


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     shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

     (b) Exception.--If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

     Section 3.11.  Voting by Corporations.

     (a) Voting by Corporate Shareholders.--Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of this corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the Board of Directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

     (b) Controlled Shares.--Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

     Section 3.12.  Determination of Shareholders of Record.

     (a) Fixing Record Date.--The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 60 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

     (b) Determination When a Record Date is Not Fixed.--If a record date is not fixed:

          (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.


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          (2)  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (c) Certification by Nominee.--The Board of Directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

     Section 3.13. Voting Lists.

     (a) General Rule.--The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the corporation has 5,000 or more shareholders, in lieu of the making of the list the corporation may make the information therein available at the meeting by any other means.

     (b) Effect of List.--Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

     Section 3.14.  Judges of Election.

     (a) Appointment.--In advance of any meeting of shareholders of the corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

     (b) Vacancies.--In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.


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     (c)  Duties.--The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     (d) Report.--On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                                  ARTICLE IV

                              Board of Directors

     Section 4.01.  Powers; Personal Liability.

     (a) General Rule.--Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

     (b)  Personal Liability of Directors.--

          (1) A director shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless:

               (i) the director has breached or failed to perform the duties of his or her office under Subchapter 17B of the Business Corporation Law or any successor provision; and

               (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          (2) The provisions of paragraph (1) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, State or Federal law.


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     (c)  Notation of Dissent.--A director of the corporation who is present at a meeting of the Board of Directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

     Section 4.02. Selection of Directors. The number, qualifications, manner of election, time and place of meeting, compensation and powers and duties of the directors of the corporation shall be fixed from time to time by or pursuant to these bylaws. The shareholders shall, at each annual meeting, elect directors, each of whom shall serve until the annual meeting of shareholders next following his election and until his successor is elected and shall qualify. Each election of directors by the shareholders shall be conducted by one or three judges of election appointed by the Board of Directors in advance of the meeting to act at that meeting and at any adjournment thereof.

     Section 4.03.  Number and Term of Office.

     (a) Number.--The Board of Directors shall consist of such number of directors, not less than five (5) nor more than fifteen (15), as may be determined from time to time by resolution of the Board of Directors.

     (b) Term of Office.--Each director shall hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified or until his or her earlier death, seventieth (70th) birthday, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

     (c) Resignation.--Any director may resign at any time upon written notice to the corporation.

The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

     (d) Classified Board of Directors.--The directors shall be classified in respect of the time for which the directors shall severally hold office as follows:

          (1) The directors shall be divided into three (3) classes, each of which shall be as nearly equal in number as possible.


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          (2)  The term of office of at least one class shall expire in each year.

          (3) Except as provided in paragraph (4), the members of each class shall be elected for a period of three years.

          (4) Upon the adoption of these bylaws by the shareholders of the corporation, the directors shall be classified into the following classes for the initial term prescribed for each class:

     Class           Expiration Date of Initial Term
     -----           -------------------------------

     Class I         Date of Annual Meeting of Shareholders for 1997

     Class II        Date of Annual Meeting of Shareholders for 1998

     Class III       Date of Annual Meeting of Shareholders for 1999

     Section 4.04.  Vacancies.

     (a) General Rule.--Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

     (b) Action by Resigned Directors.--When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

     Section 4.05.  Removal of Directors.

     (a) Removal by the Shareholders.--The shareholders may remove the entire Board of Directors, or any class of directors, or any individual director only as permitted in the articles.

     (b) Removal by the Board.--The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the Board of Directors.

     Section 4.06. Place of Meetings.--Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.

     Section 4.07. Organization of Meetings.--At every meeting of the Board of Directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: a person appointed by the chairman of the board to act as chairman of the meeting, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     Section 4.08. Regular Meetings.--Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board of Directors.

     Section 4.09. Special Meetings.--Special meetings of the Board of Directors shall be held whenever called by the chairman or by two or more of the directors.

     Section 4.10.  Quorum of and Action by Directors.

     (a) General Rule.--A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

     (b) Action by Written Consent.--Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

     Section 4.11.  Committees.

     (a) Establishment and Powers.--The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. There shall be a Human Resources and Compensation Committee, an Audit Committee, a Pension Committee, a Finance Committee, and a Corporate Governance and Nominating Committee. The Human Resources and Compensation Committee may determine to retain an independent compensation consultant to assist it in carrying out its duties. Each of these committees shall consist of not less than three members of the Board of Directors. The Audit Committee must be comprised solely of directors independent of management and free from any relationship that in the opinion of the Board of Directors would interfere with the exercise of independent judgment.

     With respect to each such committee, the Board of Directors shall, by one or more resolutions adopted by a majority of the whole board, determine the duties and responsibilities, determine the number of members, appoint the members and the committee chair and fill each vacancy occurring in the membership.

     Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:

          (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

          (2)  The creation or filling of vacancies in the Board of Directors

          (3)  The adoption, amendment or repeal of these bylaws.

          (4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

          (5) Action on matters committed by a resolution of the Board of Directors to another committee of the board.

     (b) Alternate Committee Members.--The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

     (c) Term.--Each committee of the board shall serve at the pleasure of the board.

     (d) Committee Procedures.--The term "Board of Directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the board.

     Section 4.12. Compensation.--The Board of Directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

                                  ARTICLE V

                                   Officers

     Section 5.01.  Officers Generally.

     (a) Number, Qualifications and Designation.--The officers of the corporation shall be a President and Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation. The Board of Directors may elect from among the members of the board a chairman of the board and a vice chairman of the board.

     (b) Bonding.--The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

     (c) Standard of Care.--In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation. An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles of incorporation, these bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

     Section 5.02.  Election, Term of Office and Resignations.

     (a) Election and Term of Office.--The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the Board of Directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

     (b) Resignations.--Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

     Section 5.03. Subordinate Officers, Committees and Agents.--The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

     Section 5.04. Removal of Officers and Agents.--Any officer or agent of the corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 5.05. Vacancies.--A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

     Section 5.06. Authority. General Rule.--All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the Board of Directors or, in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these bylaws.

     Section 5.07. The Chairman of the Board.--The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present and shall call meetings of the board and board committees when he deems them necessary. Unless otherwise precluded from doing so by these bylaws, he may be a member of the committees of the board. He shall act as chairman at all meetings of the shareholders at which he is present unless he elects that the Chief Executive Officer shall so preside. The Chairman of the Board may be designated by the board as an officer of the corporation and may be elected by the board as the Chief Executive Officer. The Chairman of the Board shall perform all duties as may be assigned to him by the Board of Directors.

     Section 5.08. The President and Chief Executive Officer.--The President shall have such powers and duties as may, from time to time, be prescribed by the Board of Directors. Unless the Board of Directors shall otherwise direct, the President shall be the Chief Executive Officer of the corporation.

     The Chief Executive Officer shall have general charge of the affairs of the corporation, subject to the control of the Board of Directors. He may appoint all officers and employees of the corporation for whose election no other provision is made in these bylaws, and may discharge or remove any officer or employee, subject to action thereon by the Board of Directors as required by these bylaws. He shall be the officer through whom the board delegates authority to corporate management, and shall be responsible to see that all orders and resolutions of the board are carried into effect by the proper officers or other persons. He shall also perform all duties as may be assigned to him by the Board of Directors. The Chief Executive Officer shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these bylaws, to some other officer or agent of the corporation.

     Section 5.09. The Vice Presidents.--The Vice Presidents shall perform such duties as may from time to time be assigned to them by the Board of Directors or the president.

     Section 5.10. The Secretary.--The Secretary or an Assistant Secretary shall attend all meetings of the shareholders and of the Board of Directors and all committees thereof and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned by the board or the President.

     Section 5.11. The Treasurer.--The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board may from time to time designate; shall, whenever so required by the board, render an account showing all transactions as Treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board or the President.

     Section 5.12. Salaries.--The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the board or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to appoint such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

                                  ARTICLE VI

              Employees' Stock Purchases and Stock Option Plans

     Section 6.01. Employee Stock Purchase Plan.--Shares of common stock of the corporation may be reserved, from time to time, by the Board of Directors for offering for sale, pursuant to one or more plans, to employees, including assistant officers, of the corporation and to employees, including officers of its subsidiaries, on an installment payment basis, either by deductions from pay or by direct cash payments, or otherwise. Shares so reserved may be offered for sale, from time to time, pursuant to such plan or plans, but may be issued only after completion of payment therefor. Except for shares acquired pursuant to a plan for the deferral of director fees, directors, other than employee directors, will not be eligible to purchase shares hereunder.

     The Board of Directors may determine, with respect to any plan, the class or classes of employees eligible to participate therein, the number of shares to be offered, the number of shares which the respective employees may elect to purchase (which may, but need not, be fixed in proportion to their compensation) and the price at which the shares will be offered for sale. The price so determined by the board (i) may be a fixed price, or (ii) may be a price determined by the average market price of the shares for a designated period or periods, or (iii) may be a price less than such average market price by a fixed amount or a specified percentage thereof.

     Each such plan shall set forth the terms and conditions upon which an employee may elect to purchase shares thereunder, upon which any such election may be canceled by the employee or terminated by the corporation, and upon which funds credited to the employee's account shall be refunded to him or applied to the purchase of shares.

     Subject to the foregoing, the Board of Directors may prescribe the terms and conditions of each plan.

     Section 6.02. Stock Option Plans.--Shares of common stock of the corporation may also be reserved, from time to time, by the Board of Directors for sale upon the exercise of options granted pursuant to one or more plans to officers and other employees of the corporation and its subsidiaries, but not including any director who is not also such an officer or employee. Any such plan shall be administered by a committee consisting of three or more members of the Board of Directors who are not eligible to receive options under the plan. The members of any such committee shall be appointed by the board and shall have plenary authority to determine the individuals to whom and the time or times at which options shall be granted; to determine the number of shares to be subject to each option; to determine the duration of such options; to determine the purchase price of the common stock under any such option, which may be less than the fair market value of the stock at the time of the granting of the option and which, upon the exercise of any option, shall be paid in full with respect to the shares then purchased under such option; to determine the terms and provisions of the respective option agreements, which need not be identical, and which may include such terms and provisions as shall be necessary or desirable under tax law and to make such other determinations as shall be deemed to be necessary or advisable for the administration of such plan. Any such plan shall contain such other terms and conditions as the board may prescribe.

                                 ARTICLE VII

                    Certificates of Stock, Transfer, Etc.

     Section 7.01.  Share Certificates.

     (a) Form of Certificates.--Certificates for shares of the corporation shall be in such form as approved by the Board of Directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the corporation is authorized to issue shares of more than one class or series, certificates for shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.

     (b) Share Register.--The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose.

     Section 7.02. Certificates of Stock.--The shares of stock of the corporation shall be represented by certificates of stock, signed by the President or one of the Vice Presidents or other officer designated by the board, countersigned by the Secretary or an Assistant Secretary and sealed with the corporate seal of the corporation; and if such certificates of stock are signed or countersigned by a corporate transfer agent or a corporate registrar of this corporation, such signature of the President, Vice President or other officer, such counter-signature of the Secretary or Assistant Secretary, and such seal, or any of them, may be executed in facsimile, engraved or printed.

     Section 7.03. Transfer.--Transfers of shares of stock of the corporation shall be made on the books of the corporation by the holder of record thereof or his legal representative, acting by his attorney-in-fact duly authorized by written power of attorney filed with the Secretary of the corporation, or with one of its transfer agents, and on surrender for cancellation of the certificate or certificates for such shares. Except as otherwise provided in these bylaws, the person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. The corporation may have one or more transfer offices or agencies and registrars for the transfer and registration of shares of stock of the corporation.

     The Board of Directors may fix, in advance, a time, which shall not be more than ninety days prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date, for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares; and in such case only shareholders of record at the time so fixed as a record date shall be entitled to notice of, or to vote at, such meeting or to vote at any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of stock on the books of the corporation after any such record date fixed as aforesaid.

     Section 7.04. Lost, Destroyed or Mutilated Certificates.--The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

                                 ARTICLE VIII

                  Indemnification of Directors, Officers and
                       Other Authorized Representatives

     Section 8.01.  Scope of Indemnification.

     (a) General Rule.--The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect or duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

          (1) where such indemnification is expressly prohibited by applicable law;

          (2) until such time as the conduct of the indemnified representative has been finally determined pursuant to Section 8.06 or otherwise:

               (i) to constitute willful misconduct or recklessness within the meaning of 15 Pa. C.S.A. (s) 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

               (ii) to be based upon or attributable to the receipt by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or

          (3) to the extent such indemnification has been finally determined in a final adjudication pursuant to Section 8.06 to be otherwise unlawful.

     (b) Partial Payment.--If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

     (c) Presumption.--The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

     (d)  Definitions.--For purposes of this article:

          (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

          (2) "indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the Board of Directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

          (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

          (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

     Section 8.02. Proceedings Initiated by Indemnified Representatives.-- Notwithstanding any other provision of this article, the corporation shall not indemnify under this article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participate in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 8.06 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this article.

     Section 8.03. Advancing Expenses.--The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 8.01 or the initiation of or participation in which is authorized pursuant to Section 8.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 8.06 that such person is not entitled to be indemnified by the corporation pursuant to this article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

     Section 8.04. Securing of Indemnification Obligations.--To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

     Section 8.05. Payment of Indemnification.--An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

     Section 8.06.  Arbitration.

     (a) General Rule.--Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided by arbitration in Pittsburgh, Pennsylvania, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a single arbitrator selected by agreement of the parties. In the event that the parties cannot agree upon the selection of an arbitrator within ten (10) days after arbitration is initiated, the parties agree that the American Arbitration Association in Pittsburgh, Pennsylvania will select the arbitrator.

     (b) Arbitration Procedures.--The arbitrator shall decide the dispute or controversy in accordance with the following procedures:

          (1) Within ten (10) days of the selection of an arbitrator, each party shall submit to the arbitrator its written position (the "Initial Submission") provided that neither memorandum of position shall exceed 10
                  --------
     pages, double spaced plus such documentary evidence as the parties deem necessary. In connection with the Initial Submission, neither of the parties may submit (and the arbitrator may not accept) any additional documentation (including affidavits).

          (2) Within ten (10) days of the delivery of the Initial Submission, each party may submit to the arbitrator a reply memorandum (the "Reply Submission"), provided that neither reply memorandum shall exceed 5 pages, double spaced. In connection with the Reply Submission, neither of the parties may submit (and the arbitrator may not accept) any additional documentation (including affidavits).

          (3) Within ten (10) days of the expiration of the period for the delivery of the Reply Submission, the arbitrator, if he or she deems it necessary or advisable, may call a hearing which may be by telephone conference (the "Hearing"). At any Hearing, the arbitrator may ask representatives and counsel for the parties questions with respect to the issue to be decided and positions of the parties. In connection with the Hearing, neither of the parties may offer (and the arbitrator may not accept) any testimony or additional documentation (including affidavits).

          (4) Within seven (7) days after the later to occur, if such is to occur, of (i) the Hearing or (ii) the Reply Submission, the arbitrator shall render his or her decision.

          (5) The arbitrator shall notify promptly the parties in writing of the decision, together with the amount of any dispute resolution costs arising with respect thereto (the "Notice of Decision"). The Notice of Decision need not contain an explanation of the decision or grounds therefor.

          (6) The decision entered by the arbitrator shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 8.01(a)(2) in a proceeding not directly involving indemnification under this article. This arbitration provision shall be specifically enforceable.

     (c) Qualifications of Arbitrator.--The arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System.

     (d) Burden of Proof.--The party or parties challenging the right of an indemnified representative to the benefits of this article shall have the burden of proof.

     (e) Expenses.--The corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

     Section 8.07. Contribution.--If the indemnification provided for in this article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this article or otherwise.

     Section 8.08. Contract Rights; Amendment or Repeal.--All rights under this article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

     Section 8.09. Scope of Article.--The rights granted by this article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

     Section 8.10. Reliance on Provisions.--Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance


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upon the rights of indemnification, contribution and advancement of expenses provided by this article.

     Section 8.11. Interpretation.--The provisions of this article are intended to constitute bylaws authorized by 15 Pa. C.S.A. (s) 1746.

                                  ARTICLE IX

                                Miscellaneous

     Section 9.01. Corporate Seal.--The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the Board of Directors. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.

     Section 9.02. Checks.--All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the Board of Directors may from time to time designate.

     Section 9.03.  Contracts.

     (a) General Rule.--Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the Board of Directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

     (b) Statutory Form of Execution of Instruments.--Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the President or Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the corporation, shall be held to have been properly executed for and in behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

     Section 9.04.  Interested Directors or Officers; Quorum.

     (a) General Rule.--A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at


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or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

          (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

          (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

          (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders.

     (b) Quorum.--Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

     Section 9.05. Deposits.--All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board shall from time to time designate.

     Section 9.06.  Corporate Records.

     (a) Required Records.--The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

     (b) Right of Inspection.--Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder.


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The demand shall be directed to the corporation at its registered office in the
Commonwealth of Pennsylvania or at its principal place of business wherever situated.

     Section 9.07. Amendment of Bylaws.--These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the Board of Directors of the corporation in office at any regular or special meeting of directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. See Section 2.03(b) (relating to notice of action by shareholders on bylaws).

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